Exhibit (c)(8)

30 March 2007 Presentation to the Committee of Independent Directors of the Board of Directors of Tribune Project Tower

Table of Contents Project Tower Section 1 Zell / ESOP Proposal Overview Section 2 Valuation Summary Section 3 Leveraged Recap / Broadcasting Spin Alternative Appendix A Tower Financial Projections Overview Appendix B Discounted Cash Flow Analysis

Project Tower Section 1 Zell / ESOP Proposal Overview

Zell / ESOP Proposal Overview Net Present Value Perspectives Project Tower 1 The current Zell / ESOP Proposal contemplates that, upon consummation of the merger, Tower shareholders shall receive a cash amount equal to: $33.50 per share (the “Merger Consideration”); plus A ticking fee of 8% per annum accruing daily on the Merger Consideration beginning nine months after the merger agreement is signed through and including the date of consummation of the merger The economic value of the proposal to Tower shareholders is a function of the time to close and the appropriate risk-adjusted return Perspective #1: Net Present Value of Zell / ESOP Proposal Perspective #2: Net Present Value of Zell / ESOP Proposal Including $17.50 Upfront Distribution Excluding $17.50 Upfront Distribution Assumed Assumed Cost of Equity Assumed Assumed Cost of Equity Time to Close 8% 10% 12% Time to Close 8% 10% 12% 6 Months $32.90 $32.76 $32.62 6 Months $32.24 $31.94 $31.65 9 Months $32.60 $32.40 $32.20 9 Months $31.62 $31.19 $30.77 12 Months $32.60 $32.33 $32.06 12 Months $31.62 $31.05 $30.49

Zell / ESOP Proposal Overview Comparative Zell / ESOP and Recapitalization Perspectives 2 Zell / ESOP Perspectives $/Share Project Tower Recapitalization Perspectives $/Share Source Management, Wall Street Research Upfront Cash Distribution PV of Cash at Closing Publishing Equity Value at 7.5x Broadcasting Equity Value at 9x Notes 1. Assumes 10% cost of equity and 12 months to close (1) (1) Broadcasting Equity Value at 11x

Zell / ESOP Proposal Overview Implied Premium Perspectives 3 Project Tower Notes 1 As of March 28, 2007 2 Based on the present value of the projected equity value in 2009, assuming a Publishing EBITDA multiple of 7.5x, a Broadcasting multiple of 9.0x and an 11% cost of equity Implied Premium Perspectives Perspective #1: Perspective #2: Nominal 12 Month Close / 12 Month Close / Reference Price 10% Cost of Equity 10% Cost of Equity Price ($33.50) ($32.33) ($31.05) Recent Tower Prices March 28, 2007 $31.13 7.6% 3.8% (0.3%) March 20, 2007 $28.81 16.3% 12.2% 7.8% 52-Week Low $27.09 23.7% 19.3% 14.6% 52-Week High $34.28 (2.3%) (5.7%) (9.4%) Average Price Perspectives (1) 1-Year $30.72 9.1% 5.2% 1.1% 2-Years $32.45 3.2% (0.4%) (4.3%) 3-Years $36.14 (7.3%) (10.5%) (14.1%) Recapitalization Perspectives - Discounted Equity Value (2) Management Plan $31.77 5.4% 1.8% (2.3%) Research Case $31.37 6.8% 3.1% (1.0%) Downside Case A $24.04 39.4% 34.5% 29.1% Downside Case B $21.18 58.2% 52.6% 46.6%

Zell / ESOP Proposal Overview Implied Transaction Multiples Project Tower Notes 1 Based on FDSO of 242.4MM, net debt of $5,085MM and unconsolidated asset value of $2,200MM 2 Unconsolidated assets valued at $2,200MM 3 Multiples based on management plan estimates 4 Implied Transaction Multiples (1) $MM, except per share values Perspective #1: Perspective #2: Nominal 12 Month Close / 12 Month Close / Price 10% Cost of Equity 10% Cost of Equity ($33.50) ($32.33) ($31.05) Implied Equity Value $8,120 $7,836 $7,526 Implied Aggregate Value (excl. Uncons.) (2) 11,006 10,722 10,411 Implied Aggregate Value (incl. Uncons.) 13,206 12,922 12,611 Aggregate Value Multiples (excl. Uncons.) (2)(3) 2007E EBITDA 8.8x 8.6x 8.4x 2008E EBITDA 8.4x 8.2x 7.9x Aggregate Value Multiples (incl. Uncons.) (3) 2007E EBITDA 10.6x 10.4x 10.1x 2008E EBITDA 10.1x 9.9x 9.6x Equity Value Multiples (3) 2007E Net Income 16.8x 16.2x 15.5x 2008E Net Income 15.2x 14.6x 14.0x

Zell / ESOP Proposal Overview Pro Forma Capitalization Project Tower 5 Notes 1 Shown pro forma for proceeds from sale of SCNI. Assumes Q1 cash flow / excess cash is used toward paydown of the existing bridge loan  2Estimated value of tax savings as per Rating Agency Presentation dated March 2007 (calculated as the 10-year present value of annual tax savings discounted at a 7.5% discount rate) 3 Pro Forma for $80MM of incremental cash cost savings Pro Forma Tower Capitalization - Zell / ESOP Proposal Actual Projected Recapitalization Pro Forma Q2-Q4 Projected Acquisition Pro Forma Sale of Cubs / Pro Forma 12/31/2006 3/31/2007 Adjustments 3/31/2007 Adjustments 12/31/2007 Adjustments 12/31/2007 Comcast 12/31/2007 Pro Forma Capitalization Cash and Cash Equivalents 175 185 185 (10) 175 175 175 0 0 7,015 7,015 (316) 6,699 2,125 8,824 (602) 8,222 1st Priority Guaranteed Debt $0 $0 $7,015 $6,699 $8,824 $8,222 0 0 0 0 2,100 2,100 2,100 Guaranteed Debt $0 $0 $7,015 $6,699 $4,225 $10,924 $10,322 97 97 (97) 0 1,500 1,500 (1,500) 0 1,310 1,240 (1,240) 0 263 263 263 263 263 263 1,165 1,165 1,165 1 1,166 1,166 1,166 56 51 51 (15) 36 36 36 Swaps and Other Obligations 41 42 42 1 43 43 43 Senior Debt $4,432 $4,357 $8,535 $8,207 $12,432 $11,829 900 900 900 900 900 900 Total Debt (incl. PHONES) $5,332 $5,257 $9,435 $9,107 $13,332 $12,729 Less: PV of Tax Savings (2) (1,071) (1,071) (1,071) Total Adjusted Debt $5,332 $5,257 $9,435 $9,107 $3,154 $12,261 $11,658 Credit Statistics $1,437 $1,412 $1,412 $1,389 $1,469 $1,434 0.0x 0.0x 5.0x 4.8x 6.0x 5.7x 0.0x 0.0x 5.0x 4.8x 7.4x 7.2x 3.1x 3.1x 6.0x 5.9x 8.5x 8.2x 3.7x 3.7x 6.7x 6.6x 9.1x 8.9x 3.6x 3.6x 6.6x 6.4x 9.0x 8.8x 3.7x 3.7x 6.7x 6.6x 8.3x 8.1x (1) (3) (3) Total Adj. Debt / LTM PF Adj. EBITDA Net Debt / LTM PF Adj. EBITDA Total Debt / LTM PF Adj. EBITDA Senior Debt / LTM PF Adj. EBITDA Guaranteed Debt / LTM PF Adj. EBITDA 1st Priority Guaranteed Debt / LTM PF Adj. EBITDA LTM PF Adj. EBITDA PHONES Capitalized Real Estate Obligation Roll-over Notes Medium Term Notes Bridge Loan Term Loan A Commercial paper New Senior Notes New Term Loan B

Project Tower Section 2 Valuation Summary

Tower Equity Value per Share (1) Comments Valuation Summary Preliminary Valuation Summary Project Tower 6 1 3 2 Tender announced 5/30/06 4 Median target price of $31 Trading Range – Since Dutch Auction Tender – One Year Equity Research Price Targets – Target Price – PV of Target Price Public Market Trading Comparables (2)(3) Private Market Precedent Transactions (2)(3) – 7.0x–9.0x Publishing 2007E EBITDA; 10.0x–12.0x Broadcasting 2007E EBITDA Median discounted target price of $28 based on 11% discount factor Notes 1 Assumes FDSO of 242.4MM and net debt of $5,085MM (pro forma for proceeds from sale of SCNI). Valuation metrics (excluding those based on P/E) represent values assuming PHONES net value of $900MM 2 Based on Management Plan projections. Cubs valued separately at $450MM. Total unconsolidated assets valued at $2,200MM 3 Broadcasting 2007E EBITDA excludes Cubs OCF of $19MM 2007E EBITDA: $863MM (Publishing); $382MM (Broadcasting) (Mgmt.) Blended 2007E EBITDA multiple of 7.9x-9.9x – McClatchy/Knight Ridder (9.1x–9.9x Forward EBITDA) 2007E EBITDA of $1,245MM (Mgmt.) – Research Private Market Value 1 Trading Range 2 Equity Research Price Targets 3 Public Market Trading Comparables (2)(3) 4 Private Market Precedent Transactions (2)(3) Management Plan Projections – 7.5x–8.0x Publishing 2007E EBITDA; 9.0x–11.0x Broadcasting 2007E EBITDA – 8.0x–8.5x Consolidated 2007E EBITDA 2007E EBITDA: $863MM (Publishing); $382MM (Broadcasting) (Mgmt.) Blended 2007E EBITDA multiple of 8.0x–8.9x Consolidated 2007E EPS estimates of $2.00 (Mgmt.) – 12.0x–14.0x Consolidated 2007E EPS 2007E EBITDA of $1,245MM (Mgmt.) Median private market value of $34 $28 $27 $19 $17 $29 $29 $24 $29 $25 $35 $34 $34 $34 $31 $39 $32 $34 $28 $35 $39 12 16 20 24 28 32 36 40

Tower Equity Value per Share (1) Comments Valuation Summary Preliminary Valuation Summary (cont’d) Project Tower 7 Notes 1 Assumes FDSO of 242.4MM and net debt of $5,085MM (pro forma for proceeds from sale of SCNI) which assumes PHONES net value of $900MM. Valuation is as of March 31, 2007 2 DCF assumes a WACC of 7-8% and a 8.0x-9.0x exit multiple in 2012  3Based on management estimates and research estimates, as indicated. Cubs valued separately at $450MM. Total unconsolidated assets valued at $2,200MM 4 Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year. Cubs and Comcast SportsNet are sold at post-tax value of $602MM 5 For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity Management Plan Projections Research Projections Management Downside Case A Projections 2012E EBITDA of $1,386MM (Mgmt Plan) DCF (2)(3) 2012E EBITDA of $1,379MM (Research) 2012E EBITDA of $982MM (Mgmt. Downside Case A) 2009E Discounted Equity Value (1)(4)(5) – Management Plan – Research Case – Mgmt. Downside Case A – Management Plan – Research Case – Mgmt. Downside Case A 6 5 DCF (2)(3) 5 2009E Discounted Equity Value (1)(4)(5) 6 – Management Plan – Research Case – Mgmt. Downside Case A 7.5x Publ.; 9-11x Broad. a 8.0x Publ.; 9-11x Broad. b 7.5x Publ.; 9-11x Broad. a 8.0x Publ.; 9-11x Broad. b Management Downside Case B Projections 8-9x 2012E exit multiple, Discount rate: 7-8% (All cases) Cash tax rate: ~33-35% (All cases) – Mgmt. Downside Case B 2012E EBITDA of $839MM (Mgmt. Downside Case B) – Mgmt. Downside Case B – Mgmt. Downside Case B 2010E EBITDA (Publ./Broad.): $899MM / $460MM 2010E EBITDA (Publ./Broad.): $872MM / $458MM 2010E EBITDA (Publ./Broad.): $692MM / $365MM 2010E EBITDA (Publ./Broad.): $589MM / $354MM Tax rate: ~33-35% (Publ.)/39.5% (Broad.) (All Cases) 2010E EBITDA (Publ./Broad.): $899MM / $460MM 2010E EBITDA (Publ./Broad.): $872MM / $458MM 2010E EBITDA (Publ./Broad.): $692MM / $365MM 2010E EBITDA (Publ./Broad.): $589MM / $354MM Tax rate: ~33-35% (Publ.)/39.5% (Broad.) (All Cases) $28 $29 $18 $14 $32 $31 $24 $21 $33 $33 $25 $22 $34 $34 $22 $18 $36 $35 $34 $26 $23 $35 $27 $24 12 16 20 24 28 32 36 40

Valuation Summary Tower Valuation Matrix 8 Project Tower Notes Share price as of March 28, 2007 Aggregate Value including unconsolidated assets defined as Equity Value + Net Debt. Net debt is PF for proceeds of $73MM from sale of SCNI Assumes PHONES valued at $900MM Unconsolidated assets include Food Network ($800MM), CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) Comparable companies include Gannett, Belo and Media General = Comparable Companies Mean / Median (5) Unconsolidated Assets $MM Assumed Value Publishing Assets 650 150 Total Publishing $800 Broadcasting Assets 450 800 150 Total Broadcasting $1,400 Total Unconsolidated Assets 2,200 Tower Capitalization $MM Current Share Price (1) $31.13 FDSO (MM) 242.4 Equity Value $7,546 Debt (2) 5,260 Cash 175 Net Debt $5,085 $12,631 Less: Unconsolidated Assets 2,200 $10,431 Agg. Value (incl. Unconsolidated assets) Agg. Value (excl. Unconsolidated assets) Diversified Comparables Multiples x AV/EBITDA P/E 2007E 2008E 2007E 2008E Gannett 8.0x 7.9x 11.9x 11.1x Belo 8.7x 7.6x 17.9x 14.4x Media General 7.8x 6.9x 16.8x 12.6x Mean 8.1x 7.5x 15.5x 12.7x Median 8.0x 7.6x 16.8x 12.6x Comcast SportsNet Food Network Chicago Cubs Other Interactive Assets Career BuilderTower Valuation Matrix $MM, except per share data % Prem. /Agg. ValueAgg. Value (Disc.) toEquity(incl. Uncons.(excl. Uncons. PriceCurrent Price (1)ValueAssets) (2)Assets) (3)(4) $31.13Statistic: $26.00(16%)$6,302$11,388$9,188 27.00(13%)6,54511,6309,430 28.00(10%)6,78711,8739,673 29.00(7%)7,03012,1159,915 30.00(4%)7,27212,35710,157 31.00(0%)7,51412,60010,400 31.130%7,54612,63110,431 32.003%7,75712,84210,642 33.006%7,99913,08510,885 33.508%8,12013,20611,006 34.009%8,24213,32711,127 35.0012%8,48413,56911,369 36.0016%8,72613,81211,612

Summary of Selected Research Analyst Targets Brokers Reporting Since Q4 Earnings Release Notes 1 Based on share price of $31.13 as of March 28, 2007 2 Discounted one year at 11% cost of equity 3 Targets reflect private market valuations based on publicly announced review of strategic alternatives 4 Include Cubs BCF and SCNI OCF 9 The Wall Street median target price is $31 Results in an implied present value of $28 based on an 11% cost of equity The private market value of Tower, based on the analyst median, is approximately $34 Tower Broker Recommendations 12 Month Consensus Valuation Summary Source Management Plan, Wall Street research Source FactSet Source Wall Street research Source Wall Street research Project Tower Private Market Value Consensus (3) Firm Private market Value ($) UBS 34 Lehman 34 Wachovia 35 Deutsche Bank 25-35 Analyst Median 34 Wall Street Perspectives Since Q4 Earnings Release 2007 Estimates 2008 Estimates Firm Rating Target Price % Upside to Current Price (1) PV of Price Target (2) Revenue ($ MM) EBITDA ($ MM) Margin (%) Revenue ($ MM) EBITDA ($ MM) Margin (%) Morgan Stanley NA NA - NA 5,322 1,234 23% 5,354 1,263 24% UBS Neutral 34.00 9% $30.63 NA NA NA NA NA NA A.G. Edwards Hold NA - NA 5,464 1,268 23% 5,497 1,277 23% Prudential Underweight 27.00 (13)% 24.32 5,415 1,298 24% 5,722 1,402 24% Credit Suisse Outperform 34.00 9% 30.63 5,417 1,286 24% 5,528 1,365 25% Lehman Brothers Underweight 19.00 (39)% 17.12 NA NA NA NA NA NA Wachovia Market Weight 30.00 (4)% 27.03 5,303 1,203 23% 5,398 1,244 23% Citigroup Hold 33.00 6% 29.73 NA NA NA NA NA NA Benchmark Market Weight 34.00 9% 30.63 NA NA NA NA NA NA Bear Stearns Peer Perform 31.00 (0)% 27.93 5,382 1,270 24% 5,400 1,259 23% Deutsche Bank Hold 31.00 (0)% 27.93 5,351 1,295 24% 5,383 1,305 24% Analyst Median $31.00 (0)% $27.93 5,382 1,270 24% 5,400 1,277 24% EBITDA Estimates (4) $MM 2007E 2008E Research $1,203 $1,244 1298 1402 1270 1277 1265 1302 Mgmt. Plan 1270 1340 Average Median High Low

Preliminary Valuation Perspectives Selected Public Market Trading Comparables 2007 and 2008 EBITDA Multiples Without Unconsolidated Assets Project Tower 10 Notes Based on share prices as of March 28, 2007 EBITDA includes stock-based compensation AV / 2007E EBITDA (1)(2) (x) AV / 2008E EBITDA (1)(2) (x) Diversified Publishing Pure Play Publishing Broadcasting Tower Diversified Publishing Pure Play Publishing Broadcasting Tower Implied Tower Share Price Based on Mgmt. Plan $MM LowHigh 2007E Tower Multiple8.0x8.5x Tower EBITDA (excl. Cubs BCF)$1,245$1,245 Implied Tower Aggregate Value$9,957$10,579 Less: Net Debt(5,085)(5,085) Plus: Unconsolidated Assets2,2002,200 Implied Tower Equity Value$7,071$7,694 FDSO242.4242.4 Implied Tower Value Per Share$29.17$31.74

Valuation Summary Selected Private Market Precedent Transactions Newspapers and TV Broadcasting Project Tower 11 Selected Newspaper Precedent Transactions Aggregate Value / Trailing EBITDA (x) Notes Assumes 2006 EBITDA for Star Tribune of $79MM. Purchase price excluding tax benefit of $160MM would result in a 6.7x multiple Purchase price includes pension liability of $47MM 9.5x forward multiple excluding non-core assets, 8.7x with synergies and 11.0x post asset sales Based on forward BCF Based on trailing BCF Based on 2005-2006 blended BCF multiple Based on 2004-2005 blended BCF multiple 6,500 Mar 2006 562 May 2006 1,000 Apr 2006 690 Dec 2006 Date: Selected TV Broadcasting Precedent Transactions Aggregate Value / BCF (x) Purchase Price ($MM): Date: Apr 2006 600 Jan 2007 575 Purchase Price ($MM): Sep 2006 114 Jun 2006 17 Jun 2006 180 May 2006 218 Median: 9.9x Median: 13.2x (1) (2) (3) Sources Company data, Wall Street estimates (5) (5) (7) (4) (6) (4) 14.0 11.5 12.4 10.0 14.6 14.9 0 10 20 30 Oak Hill/ NYT Sunbeam / Tribune Boston Freedom / Tribune Albany Gannett / Tribune Atlanta Hearst Argyle / Emmis Orlando MEG/ NBC Stations Private Market Valuation $MM Low High 2007E Tower Publ. Multiple 7.0x 9.0x Tower Publ. EBITDA $863 $863 Implied Publ. Aggregate Value $6,041 $7,767 2007E Tower Broad. Multiple 10.0x 12.0x Tower Broad. EBITDA $382 $382 Implied Broad. Aggregate Value $3,816 $4,579 Implied Tower Aggregate Value $9,857 $12,346 Less: Net Debt (5,085) (5,085) Plus: Unconsolidated Assets 2,200 2,200 Implied Tower Equity Value $6,971 $9,461 FDSO 242.4 242.4 Implied Tower Value Per Share $28.76 $39.03

Source Company filings, company press releases Source Company press release Valuation Summary McClatchy Acquisition of Knight Ridder Transaction Overview 12 Key Transaction Terms Consideration:(1) - $40 per share in cash - 0.5118 McClatchy Class A shares (fixed exchange ratio) - $4.5Bn equity value - $6.5Bn aggregate value 12 newspapers with daily circulation of 1.5MM (86% of which is Philadelphia, Bay Area, Akron, and St. Paul) and ’05 EBITDA of $219MM are scheduled for divestiture Governance: 2 Knight Ridder directors were asked to join the McClatchy Board of Directors Offer Price Sensitivity On March 13, 2006, McClatchy and Knight Ridder entered into a definitive agreement under which McClatchy acquired Knight Ridder in a transaction valued at $67.25 per share(1) The combined Company has 32 daily newspapers and approximately 50 non-dailies and total daily circulation of 3.2MM (pro forma for divestiture of 12 Knight Ridder papers) Second largest newspaper company in the U.S. based on circulation Notes $40 per share in cash consideration and 0.5118 shares of McClatchy Class A common stock. $67.25 merger consideration based on McClatchy closing price of $53.24 as of March 10, 2006 Based on transaction value of $6.5Bn and assuming $0 value for Knight Ridder’s off-balance sheet assets and $638MM of 2005 Knight Ridder EBITDA (pro forma for acquisition of Boise, Olympia, and Bellingham newspapers) Adjusted for $0.18 dividend paid on 3/13/06 Includes Akron Beacon Journal (OH), Duluth News Tribune (MN), Grand Forks Herald (ND), Fort Wayne News-Sentinel (IN), Aberdeen American News (SD), Wilkes-Barre Times Leader (PA) Offer Price Sensitivity Valuation and Multiples Implied value per share: $67.25(1) Premium to last close (3/10/06): 3.5% Premium to unaffected (10/31/05): 26.0% Pro forma leverage: 4.8x Debt / ’05 PF EBITDA (pre-asset divestitures) Source Company press release Project Tower Asset Sales ($MM) Estimated Pre-Tax Pre-Tax After-Tax After-Tax Transaction Proceeds Multiple Proceeds Multiple Northern California / St. Paul $1,000 11.5x $705 8.1x Philadelphia 562 10.1 426 7.7 Other (4) 538 8.1 368 5.5 Total 2,100 10.2x $1,498 7.3x PF Multiple Paid w/out Synergies: 11.0x PF Leverage: 3.8x No Synergies (Incl. Unconsolidated Assets) With $60MM of Announced Synergies No Synergies (Excl. Unconsolidated Assets) '05 EBITDA (2) 10.2x 9.3x 9.5x '06 EBITDA 9.9x 9.1x 9.2x McClatchy Shares Knight Ridder Consideration Price % of 3/10/06 Price Total Offer Value '05 EBITDA Multiple 10/31/2005 $62.68 18% $72.08 10.7x 11/14/2005 66.17 24% 73.87 10.9x 3/10/2006 53.24 0% 67.25 10.2x 3/13/2006 (3) 51.73 (3%) 66.48 10.1x 4/13/2006 (3) 47.18 (11%) 64.15 9.9x 6/26/2006 (3) 40.63 (24%) 60.79 9.5x

Sum-of-the-Parts Valuation Perspectives Note Based on FDSO of 242.4MM, net debt of $5,085MM (pro forma for proceeds from sale of SCNI) and unconsolidated assets of $2,200MM (Food Network ($800MM), CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM)) Corporate overhead has been allocated to Publishing and Broadcasting based on 2007E revenue contribution Based on Broadcasting EBITDA including stock-based compensation of $382MM (exluding $19MM for Cubs) Based on Publishing EBITDA including stock-based compensation of $863MM 13 Valuation Summary Project Tower Public Market Valuation Private Market Valuation Public Market Valuation $MM Low High 2007E Tower Publ. Multiple 7.5x 8.0x Tower Publ. EBITDA $863 $863 Implied Publ. Aggregate Value $6,473 $6,904 2007E Tower Broad. Multiple 9.0x 11.0x Tower Broad. EBITDA $382 $382 Implied Broad. Aggregate Value $3,434 $4,197 Implied Tower Aggregate Value $9,907 $11,101 Less: Net Debt (5,085) (5,085) Plus: Unconsolidated Assets 2,200 2,200 Implied Tower Equity Value $7,021 $8,216 FDSO 242.4 242.4 Implied Tower Value Per Share $28.97 $33.89 Private Market Valuation $MM Low High 2007E Tower Publ. Multiple 7.0x 9.0x Tower Publ. EBITDA $863 $863 Implied Publ. Aggregate Value $6,041 $7,767 2007E Tower Broad. Multiple 10.0x 12.0x Tower Broad. EBITDA $382 $382 Implied Broad. Aggregate Value $3,816 $4,579 Implied Tower Aggregate Value $9,857 $12,346 Less: Net Debt (5,085) (5,085) Plus: Unconsolidated Assets 2,200 2,200 Implied Tower Equity Value $6,971 $9,461 FDSO 242.4 242.4 Implied Tower Value Per Share $28.76 $39.03 Implied Share Price(1)(2) Management Plan Broadcasting 2007E EBITDAPublishing 2007E EBITDA Multiple (4) Multiple(3)7.0x7.5x8.0x8.5x9.0x9.5x 8.5x$26.40$28.18$29.96$31.74$33.52$35.30 9.0x27.1928.9730.7532.5334.3136.09 9.5x27.9729.7531.5333.3135.0936.87 10.0x28.7630.5432.3234.1035.8837.66 10.5x29.5531.3333.1134.8936.6738.45 11.0x30.3332.1133.8935.6737.4539.23 11.5x31.1232.9034.6836.4638.2440.02 12.0x31.9133.6935.4737.2539.0340.81 12.5x32.6934.4836.2638.0439.8241.60

Project Tower

Valuation Summary

Premiums Paid in Public-to-Private Transactions

Selected Transactions > $5Bn

Premium Paid in Public-to-Private Transactions (Deals of $5.0 Bn or more since 2004)

Date Announced	Target	Acquiror	Trans. Value ($ Bn)	Price Per Share ($)	Premium to: Day Prior	1 Week Avg	4 Week Avg	3 Month Avg	6 Month Avg
26-Feb-07	TXU Corp	KKR, TPG	45.0	69.25	23.5%	22.0%	24.8%	25.2%	17.8%
19-Nov-06	Equity Office Properties	Blackstone	39.0	55.50	23.7%	27.2%	30.7%	38.1%	46.0%
24-Jul-06	HCA Inc	Investor Group	32.1	51.00	6.5%	12.3%	16.6%	16.6%	12.3%
18-Dec-06	Harrah's Entertainment Inc	Apollo, TPG	27.9	90.00	9.5%	12.7%	14.5%	20.1%	29.4%
29-May-06	Kinder Morgan Inc	Investor Group	27.5	107.50	27.4%	28.7%	24.4%	20.1%	17.1%
16-Nov-06	Clear Channel Comms Inc	Investor Group	26.7	37.60	10.2%	9.1%	11.8%	22.4%	24.2%
13-Nov-05	Georgia-Pacific Corp	Koch Forest Products Inc	20.5	48.00	38.5%	43.4%	49.2%	47.9%	46.2%
15-Sep-06	Freescale Semiconductor Inc	Firestone Holdings LLC	17.5	40.00	6.6%	11.5%	27.2%	35.9%	35.7%
22-Jan-06	Albertsons Inc	SuperValu, Investor Group	17.4	26.29	9.0%	12.2%	18.4%	11.3%	13.6%
8-Oct-06	Cablevision Systems Corp	Investor Group	16.5	27.00	12.8%	15.6%	15.7%	19.3%	21.5%
27-Jun-06	Univision Communications Inc	Investor Group	13.4	36.25	13.2%	8.5%	3.4%	3.3%	7.4%
13-Dec-06	Quantas Airways	Investor Group	13.1	4.41	10.5%	9.1%	19.5%	36.0%	56.7%
18-Dec-06	Biomet Inc	Investor Group	10.9	44.00	4.8%	5.4%	12.6%	20.7%	27.4%
28-Mar-05	SunGard Data Systems	Investor Group	10.8	36.00	14.1%	14.5%	33.0%	34.0%	35.5%
26-Feb-07	Station Casinos Inc	Colony Capital	8.5	90.00	7.6%	7.9%	8.2%	11.4%	27.0%
2-Aug-04	Cox Communications	Cox Enterprises	8.4	34.75	26.0%	23.6%	24.1%	17.6%	12.4%
1-May-06	ARAMARK Corp	Investor Group	8.2	33.80	20.2%	21.8%	19.2%	19.3%	23.4%
24-Nov-06	ASE Group	Carlyle Group	6.4	5.94	12.9%	15.2%	22.8%	22.6%	25.3%
29-Aug-05	PanAmSat Holding Corp	Intelsat Ltd	6.3	25.00	26.3%	26.1%	25.9%	24.6%	31.3%
17-Mar-05	Toys "R" Us Inc	Investor Group	6.1	26.75	8.0%	11.4%	16.1%	23.7%	33.0%
30-Jun-06	Michaels Stores Inc	Investor Group	5.6	44.00	15.8%	16.3%	15.6%	15.8%	22.7%
2-May-05	Neiman Marcus Group Inc	Investor Group	5.2	100.00	1.7%	1.7%	6.3%	21.9%	33.1%
12-Dec-06	Sabre Holdings Corp	TPG, Silver Lake	5.0	32.75	7.6%	14.5%	19.9%	29.4%	40.0%
				Mean:	14.6%	16.1%	20.0%	23.3%	27.7%
				Median:	12.8%	14.5%	19.2%	21.9%	27.0%
	Tower	Zell / ESOP		$33.00	6.1%	9.0%	9.9%	8.4%	5.0%

Source: Public filings and FactSet

Morgan Stanley

14

Project Tower Section 3 Leveraged Recap / Broadcasting Spin Alternative

Transaction Outcome Leveraged Recap / Broadcasting Spin Alternative Recapitalization Transaction Overview Recapitalization with Broadcasting Spin; $17.50 Dividend Project Tower 15 Publishing Special Cash Dividend Broadcasting 100% The Recapitalization contemplates a pro-rata distribution of $17.50 per share Following the tax-free separation of Broadcasting from Publishing, existing Tower shareholders would continue to own 100% of both businesses Tower Shareholders 100% Tower shareholders own 100% of the Publishing business and 100% of the Broadcasting business Tower does not incur corporate tax on the spin-off Tower shareholders receive a special dividend of approximately $17.50 per share Tower shareholders are subject to tax on the cash dividend at long-term rates (15% federal rate for individuals) Transaction Overview Transaction Steps Tower leverages up to 6.8x LTM consolidated adjusted EBITDA (6.2x excluding PHONES) Debt proceeds used to pay a special dividend per share of approximately $17.50 to all Tower shareholders Broadcasting leveraged to 7.1x Debt proceeds used to repay debt at Tower Tax-free spin-off of Broadcasting to all Tower shareholders Cubs and Comcast SportsNet sold Pro Forma Publishing Asset Portfolio All existing newspapers excluding SCNI CareerBuilder (42.5%) and Other Interactive Assets Food Network (31.3%) Tribune Media Services LA Recycler and Various Real Estate Pro Forma Broadcasting Asset Portfolio All existing TV broadcasting stations and Superstation WGN Radio Tribune Entertainment Assets to be Sold Cubs, Comcast SportsNet (25.3%) and SCNI (1) Notes 1 Company has announced the sale of SCNI to Gannett for $73MM Summary of Unconsolidated Assets $MM Assumed Asset Value Publishing Assets Food Network$800 CareerBuilder650 Other Interactive Assets150 Total Publishing$1,600 Broadcasting Assets NoneNA

Project Tower

Leveraged Recap / Broadcasting Spin Alternative

Precedent Special Dividends

- **A $17.50 special dividend would represent the second largest special dividend in aggregate dollar value and the largest as a percent of current stock price in the last two years**

Selected Largest Special Dividends [1]

Company	Declared Date	Dividend Amount ($MM)	Special Dividend Amount	Special Dividend Yield	Credit Rating [2] Pre Div.	Credit Rating [2] Post Div.	Price Impact T+1	Price Impact T+30	Excess Return [3] T+1	Excess Return [3] T+30
Microsoft	07/20/04	$32,640	$3.00	10.6%	AA	AA	1.3%	(1.8%)	0.6%	(1.2%)
Tower - $17.50 Dividend	Illustrative	$4,357	$17.50	56.2%	Ba1 / BB+ [4]	B1 / B+ [4]	NA	NA	NA	NA
Cablevision	04/07/06	$2,896	$10.00	37.0%	B1	B1	0.9%	(23.1%)	2.0%	(24.4%)
Caremark Rx Inc	01/16/07	$2,526	$6.00	10.6%	BBB	BBB	(1.0%)	11.4%	(1.1%)	9.7%
Health Management Assoc	01/17/07	$2,407	$10.00	48.5%	BBB	B+	2.6%	(1.5%)	2.7%	(3.2%)
Alberto-Culver Co	06/19/06	$2,319	$25.00	53.6%	Baa1 / BBB+	Baa2 / BBB-	2.0%	(0.3%)	2.0%	0.9%
Dean Foods Co	03/02/07	$1,926	$15.00	33.0%	Ba1 / BB+	Ba1 / BB	3.6%	NA	4.8%	NA
Clear Channel Communications	04/29/05	$1,644	$3.00	9.4%	Baa3 / BBB-	Baa3 / BBB-	(0.2%)	(7.1%)	(1.4%)	(12.0%)
Ashland Inc	09/14/06	$725	$10.20	16.1%	BBB-	BB+	1.3%	4.5%	1.4%	0.9%
Potlatch	09/19/05	$440	$15.15	27.2%	BB+	BB	(2.3%)	(15.9%)	(2.3%)	(11.8%)
Saks	10/03/06	$548	$4.00	23.4%	B+	B+	2.7%	12.2%	2.5%	9.4%
Scotts Miracle-Gro	12/12/06	$500	$7.68	16.1%	Ba1 / BB	Ba1 / BB	5.0%	3.4%	5.1%	3.2%
Longview Fibre	06/14/06	$385	$7.54	30.1%	Ba3	B1	0.4%	(24.6%)	(0.2%)	(26.1%)
Montpelier Re Holdings	02/25/05	$342	$5.50	14.0%	BBB	BBB	0.7%	(12.9%)	(0.2%)	(10.5%)
Banta	09/14/06	$386	$16.00	33.9%	NA	Ba2 / BB	(1.5%)	(0.7%)	(1.4%)	(4.3%)
Great Atlantic & Pacific Tea	04/04/06	$298	$7.25	20.9%	B3 / B-	B3 / B-	1.1%	(21.6%)	0.5%	(22.3%)
Commonwealth Telephone Ent.	05/03/05	$275	$13.00	27.8%	NA	NA	8.4%	13.3%	8.5%	9.9%
Sun-Times Media Group Inc	01/27/05	$272	$3.00	20.8%	NA	NA	(1.0%)	(20.7%)	(1.1%)	(23.9%)
Marcus	01/17/06	$213	$7.00	30.7%	NA	NA	(6.2%)	2.6%	(5.8%)	3.2%
Emmis Communications	09/18/06	$149	$4.00	34.0%	Ba3 / B+	Ba1 / B	2.0%	(0.3%)	2.0%	(3.8%)
Mean [5]				10.8%			0.8%	(1.3%)	0.7%	(2.0%)
Median [5]				2.8%			0.9%	0.3%	0.8%	0.2%

Notes
1. Includes cash dividends by index members at the time of announcement
2. Credit ratings are based on Corporate Family Rating for Moody's and Corporate Credit Rating for S&P. (-) / (+) indicates negative / positive outlook
3. Share price appreciation less return in the S&P 500 over the same period
4. Denotes illustrative rating for Tower. Illustrative rating for Broadcasting SpinCo is B1/B+ to Ba3/BB-
5. Excludes Tower

Morgan Stanley

16

Leveraged Recap / Broadcasting Spin Alternative Pro Forma Capitalization – $17.50 Dividend Project Tower 17 Notes 1 Shown pro forma for sale of SCNI and Hoy newspapers 2 Includes fees of $144MM 3 Assumes Q1 cash flow / excess cash is used toward paydown of the existing bridge loan 4 Includes capitalized Real Estate Option and Swaps and Other obligations 5 Includes $33MM fee rebate at the time of the Spin-off (5) Pro Forma Tower Capitalization - $17.50 Dividend Actual Q1 Cash Flow Projected Recapitalization Pro Forma Q2 & Q3 Projected Spin-off Pro Forma Sale of Cubs / Pro Forma 12/31/2006 Adjustments 3/31/2007 Adjustments 3/31/2007 Adjustments 9/30/2007 Adjustments 9/30/2007 Comcast 9/30/2007 Pro Forma Capitalization - Publishing (Parent) Cash and Cash Equivalents 175 10 185 185 (10) 175 175 175 1,526 (5) 1,521 1,521 (9) 1,512 1,512 1,512 1,500 1,500 (1,500) 1,310 (70) 1,240 (1,240) (3) 97 97 (97) Total Existing Debt 4,433 4,358 1,521 1,512 1,512 1,512 2,500 2,500 (55) 2,445 (2,445) 4,695 4,695 (126) 4,569 (376) 4,193 (602) 3,591 Total Debt (excl. PHONES) 4,433 4,358 7,195 8,716 8,526 (2,821) 5,705 5,103 900 900 900 900 900 900 Total Debt (incl. PHONES) 5,333 5,258 7,195 9,616 9,426 6,605 6,003 Proceeds from Exercised Options 143 143 143 143 143 Total Sources 9,759 6,748 6,146 Credit Statistics $1,437 $1,423 $1,412 $1,412 $1,390 $986 $947 5.1x 5.0x 4.3x 3.8x 3.1x 3.1x 6.2x 6.1x 5.8x 5.4x 3.7x 3.7x 6.8x 6.8x 6.7x 6.3x Pro Forma Capitalization - Broadcasting Spin-off Pro Forma Pro Forma Adjustments 09/30/07 09/30/07 250 250 250 1,600 1,600 1,600 Bank Debt 1,850 1,850 New Senior Sub Notes 1,000 1,000 1,000 Total Debt 2,850 2,850 Credit Statistics $401 $401 4.6x 4.6x 7.1x 7.1x (2) (1) (2) (2) (2) Total Debt / LTM PF Adj. EBITDA Senior Debt / LTM PF Adj. EBITDA LTM PF Adj. EBITDA New Term Loan B New Term Loan A Total Debt / LTM PF Adj. EBITDA Senior Debt / LTM PF Adj. EBITDA 1st Priority Guaranteed Debt / LTM PF Adj. EBITDA LTM PF Adj. EBITDA PHONES New Term Loan B New Term Loan A Other Existing Debt Bridge Loan Term Loan A Roll-over Notes

Management Downside Case A (4) $ / Share Research Case $ / Share Management Plan $ / Share Leveraged Recap / Broadcasting Spin Alternative Recapitalization Package Value – 7.5x Publishing Multiple Includes Upfront Cash Distribution and Publishing and Broadcasting Equity Values (1) Project Tower 18 Cash Distribution Publishing Equity Value (3) Notes 1 Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year 2 Assumed forward EBITDA multiple at year end 2009 3 For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity 4 Management Downside Case A projects flat Broadcasting OCF and a 2% decline in publishing revenue per year. Management Downside Case B projects a 1% decline in Broadcasting OCF and a 3% decline in publishing revenue per year Publishing: (2) Broadcasting: (2) Broadcasting Equity Value (3) Projected Equity Value in 2009 ($/Share): Broadcasting Publishing $6.00 $12.77 $5.80 $12.43 $2.22 $6.25 $9.70 $12.77 $9.48 $12.43 $5.15 $6.25 Management Downside Case B (4) $ / Share $2.26 $3.71 $5.90 $3.71 1.50 3.64 $21.18 $23.31 17.50 17.50 2.17 2.17 0 5 10 15 20 25 30 35 40 7.5x 9x 7.5x 11x 4.54 7.30 $31.37 $34.13 17.50 17.50 9.33 9.33 0 5 10 15 20 25 30 35 40 7.5x 9x 7.5x 11x 4.69 7.46 $31.77 $34.55 17.50 17.50 9.58 9.58 0 5 10 15 20 25 30 35 40 7.5x 9x 7.5x 11x 1.84 4.05 $24.04 $26.24 17.50 17.50 4.69 4.69 0 5 10 15 20 25 30 35 40 7.5x 9x 7.5x 11x

Management Downside Case A (4) $ / Share Research Case $ / Share Management Plan $ / Share Leveraged Recap / Broadcasting Spin Alternative Includes Upfront Cash Distribution and Publishing and Broadcasting Equity Values (1) Project Tower 19 Cash Distribution Publishing Equity Value (3) Notes 1 Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year 2 Assumed forward EBITDA multiple at year end 2009 3 For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity Management Downside Case A projects flat Broadcasting OCF and a 2% decline in publishing revenue per year. 4 Management Downside Case B projects a 1% decline in Broadcasting OCF and a 3% decline in publishing revenue per year Publishing: (2) Broadcasting: (2) Broadcasting Equity Value (3) Projected Equity Value in 2009 ($/Share): Broadcasting Publishing $6.00 $14.58 $5.80 $14.18 $2.22 $7.64 $9.70 $14.58 $9.48 $14.18 $5.15 $7.64 Management Downside Case B (4) $ / Share $2.26 $5.23 $5.90 $5.23 Recapitalization Package Value – 8x Publishing Multiple 1.50 3.64 $22.07 $24.20 17.50 17.50 3.06 3.06 0 5 10 15 20 25 30 35 40 8x 9x 8x 11x 4.54 7.30 $32.68 $35.44 17.50 17.50 10.64 10.64 0 5 10 15 20 25 30 35 40 8x 9x 8x 11x 4.69 7.46 $33.13 $35.90 17.50 17.50 10.94 10.94 0 5 10 15 20 25 30 35 40 8x 9x 8x 11x 1.84 4.05 $25.08 $27.28 17.50 17.50 5.74 5.74 0 5 10 15 20 25 30 35 40 8x 9x 8x 11x

Management Downside Case A (4) $ / Share Research Case $ / Share Management Plan $ / Share Projected Equity Value in 2009 ($/Share): Leveraged Recap / Broadcasting Spin Alternative Pro Forma Publishing Equity Value Per Share Based on Forward EBITDA Multiple at Year End 2009 (1) Project Tower 20 Multiple: (2) Notes 1 Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year 2 Assumed forward EBITDA multiple at year end 2009 3 For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity Management Downside Case A projects a 2% decline in publishing revenue per year. 4 Management Downside Case B projects a 3% decline in publishing revenue per year Publishing Equity Value (2) $10.96 $12.77 $14.58 $10.68 $12.43 $14.18 $4.86 $6.25 $7.64 $16.38 $15.93 $9.03 Management Downside Case B (4) $ / Share $2.20 $3.71 $5.23 $6.75 $1.29 $2.17 $3.06 $3.95 0 3 6 9 12 15 7.0x 7.5x 8.0x 8.5x $8.01 $9.33 $10.64 $11.96 0 3 6 9 12 15 7.0x 7.5x 8.0x 8.5x $8.23 $9.58 $10.94 $12.29 0 3 6 9 12 15 7.0x 7.5x 8.0x 8.5x $3.65 $4.69 $5.74 $6.78 0 3 6 9 12 15 7.0x 7.5x 8.0x 8.5x

Following Dividend, Spin and Sale of Assets (1) Leveraged Recap / Broadcasting Spin Alternative Pro Forma Publishing Leverage Profile – $17.50 Dividend 21 Project Tower Notes 1 Assumes Cubs, Comcast SportsNet, SCNI and LA Recycler are sold and that Food Network is transferred to Publishing 2 Assumes 2007 Adjusted Publishing EBITDA of $961MM, $952MM, $922MM, $889MM for Management Plan, Research Case and Management Downside A and B, respectively. All Adjusted EBITDA figures include equity income from unconsolidated assets and exclude stock-based compensation expense 3 Free Cash Flow defined as EBITDA – Capex – Investment in Working Capital – Taxes – Net Interest Expense – Investments in Interactive & Publishing (incl. $175MM in exercised option on TMCT real estate) Free Cash Flow (2)(3) $MM Management Downside Case A Research Case Management Plan Total Debt / Adj. EBITDA (2) x (including PHONES) Management Downside Case A Research Case Management Plan Adj. EBITDA / Interest (2) x Research Case Management Plan Free cash flow assumes Tower exercises option to acquire real estate owned by the TMCT partnerships for $175MM as per management business plan Management Downside Case B Management Downside Case B Management Downside Case A Management Downside Case B Total Publishing Debt (incl PHONES) $Bn MgmtResearchMgmtMgmt PeriodPlanCaseDown. ADown. B  PF Q3'07$6.6$6.6$6.6$6.6 20076.05.96.06.0 20085.95.96.06.0 20095.75.65.75.8 20105.35.15.55.6

Management Downside Case B (3) $ / Share Management Plan $ / Share Multiple: (1) Management Downside Case A (3) $ / Share Research Case $ / Share Leveraged Recap / Broadcasting Spin Alternative Pro Forma Broadcasting Equity Value Per Share Based on Forward EBITDA Multiple at Year End 2009 (1) Project Tower 22 Broadcasting Equity Value (2) Notes 1 Assumed forward EBITDA multiple at year end 2009 2 For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity 3 Management Downside Case A projects flat Broadcasting OCF. Management Downside Case B projects a 1% decline in Broadcasting OCF per year Projected Equity Value in 2009 ($/Share): $6.00 $7.85 $9.70 $5.80 $7.64 $9.48 $2.22 $3.68 $5.15 $2.26 $4.08 $5.90 $1.50 $2.57 $3.64 0 3 6 9 12 9.0x 10.0x 11.0x $4.69 $6.07 $7.46 0 3 6 9 12 9.0x 10.0x 11.0x $1.84 $2.95 $4.05 0 3 6 9 12 9.0x 10.0x 11.0x $4.54 $5.92 $7.30 0 3 6 9 12 9.0x 10.0x 11.0x

Following Dividend and Spin (1) Leveraged Recap / Broadcasting Spin Alternative Pro Forma Broadcasting Leverage Profile – $17.50 Dividend 23 Project Tower Notes 1 Assumes Cubs and Comcast SportsNet are sold and that Food Network is transferred to Publishing 2 Assumes 2007 Adjusted Broadcasting EBITDA of $390MM, $393MM, $382M, $382MM for Management Plan, Research Case and Management Downside Case A and B, respectively. All Adjusted EBITDA figures include equity income from unconsolidated assets and exclude stock-based compensation expense 3 Free Cash Flow defined as EBITDA – Capex – Investment in Working Capital – Taxes – Net Interest Expense Free Cash Flow (2)(3) $MM Management Downside Case A Research Case Management Plan Total Debt / Adj. EBITDA (2) x (including PHONES) Management Downside Case A Research Case Management Plan Adj. EBITDA / Interest (2) x Research Case Management Plan Management Downside Case B Management Downside Case B Management Downside Case A Management Downside Case B Total Broadcasting Debt$BnMgmtResearchMgmtMgmtPeriodPlanCaseDown. ADown. BPF Q3'07$2.9$2.9$2.9$2.920072.82.82.82.820082.72.72.82.820092.62.62.72.720102.52.52.62.6

Project Tower Appendix A Tower Financial Projections Overview

Project Tower

Tower Financial Projections Overview

Tower Consolidated Projections

Management, Research and Management Downside Cases (1)

- **For Tower Consolidated we have analyzed four sets of projections for the period 2007E - 2011E**
  - **Management Plan based on Management's Revised Operating Budget received on March 17, 2007**
  - **Research Case based on current Wall Street consensus**
  - **Management Downside A projects a 2% annual decline in Publishing revenue and flat Broadcasting OCF as per management projections as of March 17, 2007**
  - **Management Downside B projects a 3% annual decline in Publishing revenue and a 1% annual decline Broadcasting OCF as per management projections as of March 17, 2007**

Consolidated Historical Financials (1)				
$MM	2003A	2004A	2005A	2006A
Revenue	$5,456	$5,591	$5,473	$5,395
% Growth	3.9%	2.5%	(2.1)%	(1.4)%
EBITDA (3)	$1,543	$1,410	$1,361	$1,301
% Growth	7.9%	(8.6)%	(3.5)%	(4.4)%
% Margin	28.3%	25.2%	24.9%	24.1%

Tower Consolidated Revenue (2)

$MM


7,000
6,500
6,000
5,500
5,000
4,500
4,000
CAGR '07E–'11E
Management Plan 1.1%
Research Case 1.4%
Mgmt Downside Case A (1.2%)
Mgmt Downside Case B (2.0%)
5,347 5,341 5,301 5,260
5,449 5,430 5,240 5,152
5,484 5,499 5,163 5,049
5,554 5,573 5,114 4,948
5,582 5,646 5,057 4,850
2007E
2008E
2009E
2010E
2011E
Management Plan
Research Case
Management Downside Case A
Management Downside Case B

Source: Management Revised Plan and Wall Street research

Tower Consolidated EBITDA (2)(3)

$MM


1,800
1,600
1,400
1,200
1,000
800
CAGR '07E–'11E
Mgmt Case 2.2%
Research Case 2.4%
Mgmt Downside Case A (4.3%)
Mgmt Downside Case B (6.9%)
1,264 1,259 1,216 1,183
1,333 1,295 1,172 1,110
1,359 1,324 1,129 1,037
1,386 1,357 1,084 989
1,381 1,381 1,021 888
2007E
2008E
2009E
2010E
2011E
Management Plan
Research Case
Management Downside Case A
Management Downside Case B
Margin (%) 23.6 23.6 22.9 22.5
24.5 23.9 22.3 21.5
24.8 24.1 21.9 20.5
24.8 24.1 21.9 20.5
24.7 24.5 20.2 18.3

Source: Management Revised Plan and Wall Street research

Note
1. Management Plan and Management Downside Cases based on March 2007 revised Tower financial package
2. All cases are pro forma for sale of SCNI and Albany, Atlanta and Boston TV stations
3. Includes stock-based compensation expense and allocated corporate overhead based on revenue contribution

Morgan Stanley

24

Publishing EBITDA (2)(3) $MM Tower Financial Projections Overview Publishing Projections Management, Research and Management Downside Cases (1) Project Tower 25 Publishing Revenue (2) $MM Source Management Business Plan and Wall Street research Source Management Business Plan and Wall Street research For the Publishing business we have analyzed four sets of projections for the period 2007E - 2011E CAGR ’07E–’11E Mgmt Case 1.4% Research Case 0.7% Mgmt Downside Case A (6.4%) Mgmt Downside Case B (10.2%) CAGR ’07E–’11E Management Plan 0.7% Research Case 0.4% Mgmt Downside Case A (2.0%) Mgmt Downside Case B (3.0%) Note 1 Management Plan and Management Downside Cases based on March 2007 revised Tower financial package 2 All cases are pro forma for sale of SCNI 3 Includes stock-based compensation expense and allocated corporate overhead based on revenue contribution Margin (%) 21.9 21.7 21.1 20.5 22.2 21.6 20.4 19.3 22.3 21.9 19.7 18.0 22.4 22.0 18.9 16.8 22.5 22.0 17.6 15.1 Publishing Historical Financials (2) $MM 2003A 2004A 2005A 2006A Revenue $3,998 $4,090 $4,058 $3,987 % Growth 2.4% 2.3% (0.8)% (1.7)% EBITDA (3) $1,016 $991 $942 $880 % Growth 3.5% (2.5)% (4.9)% (6.7)% % Margin 25.4% 24.2% 23.2% 22.1%

Tower Financial Projections Overview Broadcasting Projections 1 Management, Research and Management Downside Cases (1) Project Tower 26 Note Management Plan and Management Downside Cases based on March 2007 revised Tower financial package 2 All cases are pro forma for sale of Albany, Atlanta and Boston TV stations 3 Includes stock-based compensation expense and allocated corporate overhead based on revenue contribution For the Broadcasting business we have analyzed four sets of projections for the period 2007E - 2011E Broadcasting EBITDA (2)(3) $MM Broadcasting Revenue (2) $MM Source Management Business Plan and Wall Street research Source Management Business Plan and Wall Street research CAGR ’07E–’11E Mgmt Case 4.1% Research Case 5.6% Mgmt Downside A (0.2%) Mgmt Downside C (1.3%) CAGR ’07E–’11E Management Plan 2.2% Research Case 4.1% Mgmt Downside A 1.1% Mgmt Downside C 0.6% Margin (%) 28.6 28.6 28.2 28.2 30.6 29.9 27.5 27.6 31.4 29.7 27.6 27.1 31.6 30.0 27.1 26.6 30.7 30.3 26.7 26.1 Broadcasting Historical Financials (2) $MM 2003A 2004A 2005A 2006A Revenue $1,457 $1,501 $1,415 $1,408 % Growth 7.9% 3.0% (5.7)% (0.5)% EBITDA (3) $525 $549 $447 $422 % Growth 11.9% 4.6% (18.5)% (5.7)% % Margin 36.0% 36.6% 31.6% 29.9%

Project Tower Appendix B Discounted Cash Flow Analysis

Discounted Cash Flow Analysis DCF Analysis: Management Plan 27 Project Tower Source Management Business plan Key assumptions 4.75 year DCF 3/31/07 valuation date Mid-year discounting Cash tax rate of ~33-35% Treats stock-based compensation as cash Cubs separately valued Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) Notes 1 Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) 2 Based on 242.4MM FDSO 3 Based on Tower share price of $31.13 as of March 28, 2007 4 Excludes value of unconsolidated investments Management Plan ($MM, except per share amounts) Discount Rate 7.00% 8.00% 2012 Exit Multiple 8.0x 8.5x 9.0x 8.0x 8.5x 9.0x Present Value of: $2,177 $2,177 $2,177 $2,121 $2,121 $2,121 7,512 7,981 8,451 7,120 7,565 8,010 Aggregate Value $10,181 $10,649 $11,118 $9,733 $10,177 $10,621 (5,085) (5,085) (5,085) (5,085) (5,085) (5,085) (1) 2,200 2,200 2,200 2,200 2,200 2,200 Equity Value $7,295 $7,764 $8,233 $6,847 $7,291 $7,736 Value per Share (2) $30.10 $32.03 $33.96 $28.25 $30.08 $31.91 Premium/(Discount) to current (%) (3) (3.3%) 2.9% 9.1% (9.3%) (3.4%) 2.5% Terminal Value as % of Agg. Value 74% 75% 76% 73% 74% 75% Implied Perpetual Growth (4) (0.4%) (0.0%) 0.3% 0.4% 0.8% 1.2% Implied 2007 EBITDA Multiple (4) 8.2x 8.6x 8.9x 7.8x 8.2x 8.5x Add: Unconsolidated Investments Less: Net Debt Terminal Value Cash flow - Years 1 - 5 Summary of Key Financials for DCF Analysis($MM)2005200620072008200920102011Revenue$5,407$5,195$5,153$5,246$5,278$5,345$5,370Growth (%)(0.8%)1.8%0.6%1.3%0.5%EBITDA$1,357$1,278$1,245$1,311$1,336$1,362$1,358Margin (%)24.6%24.2%25.0%25.3%25.5%25.3%D&A($208)($221)($236)($236)($240)($240)($181)Operating Income$1,149$1,057$1,008$1,074$1,095$1,122$1,177Less: Tax($344)($358)($334)($373)($379)($381)($356)Tax Rate (%)29.9%33.8%33.1%34.7%34.6%33.9%30.2%Add Back: D&A$208$221$236$236$240$240$181Less: Capex & Investments($276)($425)($221)($446)($226)($224)($224)Change in Working Capital($39)($56)($20)($27)($28)($28)($28)Unlevered Free Cash Flow$698$440$670$464$703$729$749Source Management Business plan

Discounted Cash Flow Analysis DCF Analysis: Research Case 28 Project Tower Source Wall Street research Key assumptions 4.75 year DCF 3/31/07 valuation date Mid-year discounting Cash tax rate of ~33-35% Treats stock-based compensation as cash Cubs separately valued Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) Notes 1 Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) 2 Based on 242.4MM FDSO 3 Based on Tower share price of $31.13 as of March 28, 2007 4 Excludes value of unconsolidated investments Research Case ($MM, except per share amounts) Discount Rate 7.00% 8.00% 2012 Exit Multiple 8.0x 8.5x 9.0x 8.0x 8.5x 9.0x Present Value of: $2,321 $2,321 $2,321 $2,260 $2,260 $2,260 7,476 7,943 8,410 7,086 7,529 7,972 Aggregate Value $10,304 $10,770 $11,237 $9,854 $10,296 $10,738 (5,085) (5,085) (5,085) (5,085) (5,085) (5,085) (1) 2,200 2,200 2,200 2,200 2,200 2,200 Equity Value $7,419 $7,885 $8,351 $6,969 $7,411 $7,853 Value per Share (2) $30.61 $32.53 $34.45 $28.75 $30.57 $32.40 Premium/(Discount) to current (%) (3) (1.7%) 4.5% 10.7% (7.6%) (1.8%) 4.1% Terminal Value as % of Agg. Value 73% 74% 75% 72% 73% 74% Implied Perpetual Growth (4) (1.1%) (0.7%) (0.3%) (0.3%) 0.2% 0.6% Implied 2007 EBITDA Multiple (4) 8.3x 8.7x 9.1x 8.0x 8.3x 8.7x Add: Unconsolidated Investments Less: Net Debt Terminal Value Cash flow - Years 1 - 5 Summary of Key Financials for DCF Analysis($MM)2005200620072008200920102011Revenue$5,407$5,302$5,147$5,227$5,293$5,364$5,434Growth (%)(2.9%)1.6%1.3%1.3%1.3%EBITDA$1,357$1,299$1,239$1,273$1,301$1,333$1,358Margin (%)24.5%24.1%24.3%24.6%24.9%25.0%D&A($208)($232)($224)($228)($230)($233)($236)Operating Income$1,149$1,067$1,015$1,045$1,071$1,100$1,122Less: Tax($344)($361)($336)($363)($370)($373)($339)Tax Rate (%)29.9%33.8%33.1%34.7%34.6%33.9%30.2%Add Back: D&A$208$232$224$228$230$233$236Less: Capex & Investments($196)($203)($192)($364)($178)($174)($173)Change in Working Capital$70($56)($20)($27)($28)($28)($28)Unlevered Free Cash Flow$887$679$692$519$725$757$818Source Wall Street research

Discounted Cash Flow Analysis DCF Analysis: Downside Case A 29 Project Tower Source Wall Street research Key assumptions 4.75 year DCF 3/31/07 valuation date Mid-year discounting Cash tax rate of ~33-35% Treats stock-based compensation as cash Cubs separately valued Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) Notes 1 Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) 2 Based on 242.4MM FDSO 3 Based on Tower share price of $31.13 as of March 28, 2007 4 Excludes value of unconsolidated investments Management Downside Case A ($MM, except per share amounts) Discount Rate 7.00% 8.00% 2012 Exit Multiple 8.0x 8.5x 9.0x 8.0x 8.5x 9.0x Present Value of: $1,761 $1,761 $1,761 $1,717 $1,717 $1,717 5,323 5,656 5,989 5,046 5,361 5,677 Aggregate Value $7,550 $7,882 $8,213 $7,228 $7,542 $7,857 (5,085) (5,085) (5,085) (5,085) (5,085) (5,085) (1) 2,200 2,200 2,200 2,200 2,200 2,200 Equity Value $4,664 $4,996 $5,328 $4,343 $4,657 $4,972 Value per Share (2) $19.24 $20.61 $21.98 $17.91 $19.21 $20.51 Premium/(Discount) to current (%) (3) (38.2%) (33.8%) (29.4%) (42.5%) (38.3%) (34.1%) Terminal Value as % of Agg. Value 71% 72% 73% 70% 71% 72% Implied Perpetual Growth (4) (0.6%) (0.2%) 0.2% 0.2% 0.7% 1.0% Implied 2007 EBITDA Multiple (4) 6.3x 6.6x 6.9x 6.0x 6.3x 6.6x Add: Unconsolidated Investments Less: Net Debt Terminal Value Cash flow - Years 1 - 5 Summary of Key Financials for DCF Analysis($MM)2005200620072008200920102011Revenue$5,407$5,195$5,107$5,047$4,957$4,905$4,845Growth (%)(1.7%)(1.2%)(1.8%)(1.0%)(1.2%)EBITDA$1,357$1,278$1,197$1,150$1,106$1,061$997Margin (%)24.6%23.4%22.8%22.3%21.6%20.6%D&A($208)($221)($223)($216)($214)($209)($163)Operating Income$1,149$1,057$975$934$892$852$834Less: Tax($344)($358)($322)($324)($308)($289)($252)Tax Rate (%)29.9%33.8%33.1%34.7%34.6%33.9%30.2%Add Back: D&A$208$221$223$216$214$209$163Less: Capex & Investments($276)($425)($221)($376)($176)($174)($174)Change in Working Capital($39)($56)($20)($27)($28)($28)($28)Unlevered Free Cash Flow$698$440$634$422$594$569$542Source Wall Street research

Discounted Cash Flow Analysis DCF Analysis: Downside Case B 30 Project Tower Source Wall Street research Key assumptions 4.75 year DCF 3/31/07 valuation date Mid-year discounting Cash tax rate of ~33-35% Treats stock-based compensation as cash Cubs separately valued Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) Notes 1 Unconsolidated assets include Food Network ($800MM) and CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM) 2 Based on 242.4MM FDSO 3 Based on Tower share price of $31.13 as of March 28, 2007 4 Excludes value of unconsolidated investments Management Downside Case B ($MM, except per share amounts) Discount Rate 7.00% 8.00% 2012 Exit Multiple 8.0x 8.5x 9.0x 8.0x 8.5x 9.0x Present Value of: $1,602 $1,602 $1,602 $1,562 $1,562 $1,562 4,550 4,834 5,118 4,313 4,582 4,852 Aggregate Value $6,608 $6,891 $7,175 $6,331 $6,599 $6,868 (5,085) (5,085) (5,085) (5,085) (5,085) (5,085) (1) 2,200 2,200 2,200 2,200 2,200 2,200 Equity Value $3,722 $4,006 $4,289 $3,445 $3,714 $3,983 Value per Share (2) $15.36 $16.53 $17.70 $14.21 $15.32 $16.43 Premium/(Discount) to current (%) (3) (50.7%) (46.9%) (43.2%) (54.3%) (50.8%) (47.2%) Terminal Value as % of Agg. Value 69% 70% 71% 68% 69% 71% Implied Perpetual Growth (4) (0.7%) (0.2%) 0.1% 0.2% 0.6% 1.0% Implied 2007 EBITDA Multiple (4) 5.7x 5.9x 6.2x 5.4x 5.7x 5.9x Add: Unconsolidated Investments Less: Net Debt Terminal Value Cash flow - Years 1 - 5 Summary of Key Financials for DCF Analysis($MM)2005200620072008200920102011Revenue$5,323$5,195$5,066$4,950$4,843$4,739$4,638Growth (%)(2.5%)(2.3%)(2.2%)(2.1%)(2.1%)EBITDA$1,357$1,278$1,164$1,087$1,014$946$864Margin (%)24.6%23.0%22.0%20.9%20.0%18.6%D&A($221)($221)($221)($212)($209)($202)($157)Operating Income$1,136$1,057$943$875$805$744$707Less: Tax($340)($358)($312)($304)($278)($252)($214)Tax Rate (%)29.9%33.8%33.1%34.7%34.6%33.9%30.2%Add Back: D&A$221$221$221$212$209$202$157Less: Capex & Investments($108)($247)($211)($356)($156)($154)($154)Change in Working Capital($39)($56)($20)($27)($28)($28)($28)Unlevered Free Cash Flow$870$617$621$400$552$511$468Source Wall Street research

Discount Rate Perspectives Project Tower Note 1 Per Bloomberg 2 Based on last twelve months average beta 31 Discounted Cash Flow Analysis WACC Calculation Component Input Commentary Risk-Free Rate (1) 4.6% • 10-Year U.S. Treasury yield as of March 28, 2007 Equity Market Risk Premium 4.0% • Consistent with historical data, academic surveys and forward- looking market data Tower Equity Beta 0.73 • Tower predicted equity beta per Barra Assumed D / (D+E) 40.6% • Projected D / (D+E) as of 2006 year end Cost of Equity 7.5% • Calculated using CAPM Pre-tax Cost of Debt 6.8% • Weighted average cost of debt for 2007 (based on management projections) Assumed Tax Rate 39.5% • Tower marginal tax rate Tower WACC 6.2% • Estimated Weighted Average Cost of Capital